Exhibit 24

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the “Company”), is required to file with the Securities and Exchange Commission, under the Securities Act of 1933, a Registration Statement and any amendments thereto, covering the registration of Common Stock under the Employees’ Savings Plan of Central Illinois Light Company, as authorized by the Company’s Board of Directors on February 14, 2003; and

WHEREAS, each of the below undersigned holds the office or offices in the Company set opposite his or her name;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Charles W. Mueller and/or Gary L. Rainwater and/or Warner L. Baxter and/or Steven R. Sullivan the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 14th day of February, 2003:

Charles W. Mueller, Chairman, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Charles W. Mueller

Warner L. Baxter, Senior Vice President (Principal Financial Officer)	/s/ Warner L. Baxter

Martin J. Lyons, Controller (Principal Accounting Officer)	/s/ Martin J. Lyons

William E. Cornelius, Director	/s/ William E. Cornelius

Clifford L. Greenwalt, Director	/s/ Clifford L. Greenwalt

Thomas A. Hays, Director	/s/ Thomas A. Hays

Richard A. Liddy, Director	/s/ Richard A. Liddy

Gordon R. Lohman, Director	/s/ Gordon R. Lohman

Richard A. Lumpkin, Director	/s/ Richard A. Lumpkin

John Peters MacCarthy, Director	/s/ John Peters MacCarthy

Hanne M. Merriman, Director

Paul L. Miller, Jr., Director	/s/ Paul L. Miller, Jr.

Harvey Saligman, Director	/s/ Harvey Saligman

James W. Wogsland, Director	/s/ James W. Wogsland

STATE OF MISSOURI     )

                                             ) SS.

CITY OF ST. LOUIS         )

On this 14th day of February, 2003, before me, the undersigned Notary Public in and for said State, personally appeared the above-named officers and directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ K. A. Bell
K. A. BELL Notary Public – Notary Seal STATE OF MISSOURI St. Louis County My Commission Expires: October 13, 2006